AGREEMENT


         This Agreement is made this 22nd day of June 2000, by and between Talk Visual Retail Acquisitions, Inc. ("TVRAI"), a Florida corporation with its principal business address at 3550 Biscayne Boulevard, Miami, Florida 33137, and Various Business Management ("VBM"), a New York corporation with its principal business address at 529 West 207th Street, 2nd Floor, New York, New York 10034.

         Whereas, VBM and/or its affiliates controls, leases, owns and/or operates eleven (11) telephone call centers/money transfer establishments (the "Stores") in the greater New York/New Jersey area, whose locations and lease terms are listed on Exhibit A to this Agreement; and

         Whereas, VBM represents that the total gross revenue from all eleven telephone calls shops is equal to or greater than two million dollars ($2,000,000.00) annually, based on the gross revenue for the calendar year 1999 (the "presumed gross revenue"); and

         Whereas, VBM represents that TVRAI may assume and/or be substituted for VBM and/or its affiliates with respect to any and all leases or similar agreements regarding the realty interests held by these stores for a period not less than three (3) years; and

         Whereas, TVRAI desires to acquire the rights to the leases to the Stores and all of the physical assets contained in each Store, but specifically is not purchasing the VBM corporation or acquiring any asset or liability of VBM not associated with the enumerated leases and the physical assets exiting in each store.

         NOW, THEREFORE, the parties agree to the following:

              1. Pursuant to the terms set out here below, TVRAI hereby acquires all systems, physical assets and leases of VBM related to the eleven (11) telephone calls shops/money transfer operations described above. TVRAI is not purcchasing equities of any type from VBM, nor is TVRAI assuming any obligations, past, present or future related to VBM or any of these Stores unless specifically agreed. All obligations of VBM, which existed as of the date of this First Closing described below, shall remain exclusively the obligation of VBM. All obligations incurred by TVRAI after the date of the First Closing shall become the exclusive obligation of TVRAI.

              2. VBM certifies it has full rights, authorization, and power-of-attorney to sell, transfer and dispose of the systems, assets, leases and any other elements related to the business of VBM; and VBM agrees that no continuing obligations, past obligations or future obligations, save those specifically agreed to by TVRAI at First Closing, will be in any way, manner, shape or form the obligations of TVRAI, and agrees to indemnify TVRAI for any claims brought against TVRAI, whether or not such claims become litigated, where the claimant asserts any claim arising out of a relationship with VBM arising prior to the date of Final Closing. Satisfaction of this indemnity shall come from and be limited to the stock of TVCP that is being delivered to VBM pursuant to this Agreement.

              3. TVRAI shall transfer to VBM the following consideration for the acquisition of the Stores as described above:

              3.1 A cash payment in the total amount of Three Hundred Fifty Thousand Dollars ($350,000.00) which shall be paid as set out below; and

              3.2 Common stock of Talk Visual Corporation with a market value of Five Hundred Fifty Thousand Dollars ($550,000) to be paid and calculated as set out below.

              4. An initial Closing (the "First Closing") of the transaction is being held today, June 26, 2000, at which time TVRAI is acquiring all systems, assets and leases of VBM (including assignments from the original lessees of the Stores) relating to the Stores. All documents relating to the purchase will be held in escrow until the Final Closing referred to in Paragraph 7 hereof. At the First Closing, TVRAI will pay VBM $50,000 by certified check or wire transfer. Up to an additional $100,000 will be used by TVRAI and VBM to extinguish certain obligations relating to the operation of some or all of the Stores, to ensure that the landlords for the Stores will consent to the assignment of the leases to TVRAI, and to provide that all of the leases for the Stores will have lease terms of at lease three (3) years. VBM acknowledges that the landlords' consent to the assignment of these leases and the minimum term of three years are each material terms of this Agreement and that failure to secure any of the consents or the minimum terms will result in a reduction of the purchase price as set forth in paragraph 7 below.

              5. In the two weeks following the First Closing, VBM will take whatever steps are necessary to deliver to TVRAI leases that have the agreed upon lease terms of no less than three (3) years and the consent of each of the landlords to the assignment of the leases to TVRAI. Such consent shall be in the form attached hereto as Exhibit "B."VBM agrees to cooperate in every regard with TVRAI in all efforts to secure both the minimum terms for the leases and the landlords' consents. All funds so used shall be issued by TVRAI check directly to the creditor or lessor, unless expressly permitted, in writing, by TVRAI. In that same time period, VBM shall make available to TVRAI all carrier billings and money transfer records from the Stores so that TVRAI can conclude its due diligence of the represented gross revenues for the calendar year 1999.

              6. Immediately following the First Closing, TVRAI may take control of any or all of the Stores in its sole discretion, and begin operations for and on behalf of TVRAI. None of those operations shall be, in any way, considered to be the operations of VBM or of any joint venture of VBM and Talk Visual.

              7. A final Closing (the "Final Closing") will be held within ten (10) days following the conclusion of the two week period described in paragraph 5, or within ten (10) days of the fulfillment of the conditions of paragraph 5, whichever is earlier. At that time VBM will deliver to TVRAI documents sufficient to indicate that all of the leases for the Stores have terms of at least three (3) years from the date of the First Closing together with consent from each of the landlords for the assignment of these leases to TVRAI. At the Final Closing, TVRAI will deliver a certified check in the amount of $200,000 payable to VBM, dated not later than thirty (30) days from the date of the Final Closing; and, shares of stock registered on the books and records of TVCP as owned by VBM, or its assignee, equal in value to $550,000. For purposes of valuing the TVCP stock, the parties agree that the average closing stock price for the ten (10) days previous to the First Closing will be used. At this point, the documents and consideration will be released from escrow. VBM agrees that when the stock transferred to it becomes eligible for sale in the public market, it will not sell more than fifteen (15) percent of the shares it holds in any one month and that the certificates it receives shall be denominated in those allotments and stamped with a legend that conforms to this Agreement. In the event that in any future acquisition or transaction similar to the transaction herein, the recipient of any shares has a lesser restriction on the sale of shares than that imposed here, then VBM's restriction shall be reduced to be equal to that lesser restriction. Likewise, in the event a Tender is made for the shares of TVCP, which Tender has been approved by the TVCP Board of Directors, then VBM or its assignee may participate in such Tender without regard for the limitations in this Agreement subject to any limitations imposed by federal securities law. In the event that VBM is unable to obtain a lease for any Store that is at least three years, the parties will negotiate a reduction in the total purchase price of the Stores by mutual agreement. At that point, the agreed upon consideration shall be paid to VBM and the documents passing title to the stores shall be released from escrow to TVRAI.

              8. It is understood by VBM and TVRAI that all obligations relating to the Stores that arise or exist prior to the date of the First Closing remain the obligation of VBM. Thereafter, all obligations incurred by TVRAI relating to the Stores are for the sole account of TVRAI. It is expressly understood that the operations of TVRAI are not a continuation of the business of VBM but the operation of a new and distinct entity.

              9. TVRAI and VBM each represent and warrant that they are duly incorporated and authorized to do business in the states of their incorporation, that they are fully authorized to enter into this Agreement, and that the person signing the Agreement on their respective behalves has the power and authority to do so. Each further represent that they know of no law, government regulation or contractual obligation which would prevent them from entering into this Agreement.

              10. VBM agrees to indemnify TVRAI from any and all claims brought by third parties against TVRAI arising out of the operation of the Stores prior to the date of the First Closing. Should such claims be brought, VBM will defend against such claims through counsel of its own choosing. This indemnification is valid only if TVRAI notifies VBM of such claims within ten (10) days of the date when the claim is made.

              11. The laws of the State of Florida will govern this Agreement and all claims arising out of it, without reference to its choice of laws provisions. The parties agree that all disputes arising out of this Agreement shall be settled by arbitration pursuant to the Commercial Rules of the American Arbitration Association, and that any arbitration shall take place in Miami, Florida. Each party shall bear its own costs of the arbitration unless otherwise decided by the arbitrators.

              12. Notices to the parties shall be deemed effective if mailed first class, postage pre-paid to the following addresses:

                           If to TVRAI:

                           Talk Visual Retail Acquisitions, Inc.
                           35550 Biscayne Boulevard
                           Miami, Florida 33137
                           Attention:  Eugene Rosov

                           If to VBM:

                           Various Business Management
                           529 West 207th Street, 2nd floor
                           New York, New York 10034
                           Attention:   Carlos Duran

13. The parties acknowledge that this Agreement is the entire Agreement between TVRAI and VBM, and that there are no other oral or written agreements, representations or warranties upon which they are relying in entering into this Agreement.


                                       TALK VISUAL RETAIL ACQUISITIONS, INC.


                                       By:  /s/ Eugene Rosov
                                            ----------------
                                            President



                                       VARIOUS BUSINESS MANAGEMENT


                                       By:   /s/ Jeanette Polanco
                                             --------------------
                                             President

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated: July 10, 1996
                           Landlord:    Gratiniano Rivera
                           Tenant:      Foxcom Enterprises Ltd.



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         13 A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         14 The Tenant is not in default under any aspect of the Lease.

         15 The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         16 Tenant has been in occupancy and paying rent under the Lease since the term commenced on August 31, 1996. The Lease shall terminate on July 31, 2001.

         17 The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         18 The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         19 Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                             By:
                                                 GRATINIANO RIVERA, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     October 1, 1997
                           Landlord:        Carlos Cinganelli
                           Tenant:          Lucy Communications, Corp.



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on October 1, 1997. The Lease shall terminate on September 30, 2007.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                              By:
                                                  CARLOS CINGANELLI, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:  July 29, 1998
                           Landlord:     3900 Broadway Realty Co.
                           Tenant:       Lucy Communications Corp. a/k/a Pronto
                                         Express



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on August 1, 1998. The Lease shall terminate on July 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this         day of June, 2000.
                             -------




                                        By:
                                             3900 BROADWAY REALTY CO.,
                                             Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     November 1, 1997
                           Landlord:        Vito Guagenti
                           Tenant:          Lucy Rivera and Lucy Communication



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on November 1, 1997. The Lease shall terminate on October 30, 2002.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this         day of June, 2000.
                             -------




                                                  By:
                                                      VITO GUAGENTI, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     July 31, 1998
                           Landlord:        Maria Perez
                           Tenant:          Luisilenia Rivera and Pronto Express



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on August 1, 1998. The Lease shall terminate on July 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                                  By:
                                                      MARIA PEREZ, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     October 28, 1997
                           Landlord:        Jose Kesselman and Juan Katz
                           Tenant:          Lucy Communication Corp.



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on September 1, 1998. The Lease shall terminate on August 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.


                                             By:
                                                 JOSE KESELMAN, Landlord



                                             By:
                                                 JUAN KATZ, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     May 20, 1997
                           Landlord:        1352 Associates, LLC
                           Tenant:          Lucy Communications, Corp.



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on June 1, 1997. The Lease shall terminate on May 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.



                                              By:
                                                  1352 Associates, LLC, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:  August 29, 1998
                           Landlord:     Fred Y. Yee
                           Tenant:       Lucy Rivera d/b/a Lucy Communications
                                         Corp.



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on September 1, 1998. The Lease shall terminate on August 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                                  By:
                                                      Frey Y. Yee, Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     April 1, 1997
                           Landlord:        Benevento Realty Corp.
                           Tenant:          Andres Lugo and/or Manuel Botan



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on April 1, 1997. The Lease shall terminate on March 31, 2002.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                             By:
                                                Benevento Realty Corp., Landlord

                              CONSENT TO ASSIGNMENT
                              ---------------------


RE:                        Lease Dated:     September 1, 1998
                           Landlord:        Ron De, Inc.
                           Tenant:          Luisilenia Rivera



         As the Landlord of the lease described below, the undersigned hereby acknowledges for the benefit of Talk Visual Retail Acquisition, Inc. ("TVRAI"), the truth and accuracy of the following statements:

         1. A true and correct copy of the lease described above and all amendments, and other related documents are attached as Exhibit "A" (together referred to as the "Lease"). The Lease is in full force and effect. There are no other agreements with anyone that relate to or affect the leased premises (the "Premises").

         2. The Tenant is not in default under any aspect of the Lease.

         3. The fixed monthly rent and all other obligations payable under the terms of the Lease have been paid through the date of this document.

         4. Tenant has been in occupancy and paying rent under the Lease since the term commenced on September 1, 1998. The Lease shall terminate on August 31, 2003.

         5. The Tenant has no obligation to pay for any further improvements with respect to the Premises.

         6. The Lease and all of the Tenant's rights thereunder shall remain in full force and effect following any assignment of the Tenant's interest in the Lease to TVRAI, to which assignment Landlord hereby consents.

         7. Landlord is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or similar proceedings.


                  DATED this _______ day of June, 2000.




                                                       By:
                                                         Ron De, Inc., Landlord